Exhibit 32.1

Section 1350 Certification of the Chief Executive Officer

In connection with this Annual Report of Sterling Bancshares, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Downey Bridgwater, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 29, 2008	by:	/s/ J. Downey Bridgwater
J. Downey Bridgwater
Chairman, President and Chief Executive Officer Sterling Bancshares, Inc.